Filed Pursuant to Rule 433 of the Securities Act of 1933

Free Writing Prospectus dated March 18, 2025

Relating to the Preliminary Prospectus Supplement dated March 18, 2025

Registration No. 333-284510

Text of social media post from Strategy’s X account.

Live address: https://x.com/Strategy/status/1902044253771198492

Text of post: “When a nation is filled with strife, then do patriots flourish.” Lao Tzu on $STRF.

MicroStrategy Incorporated d/b/a Strategy (the “Company”) has filed with the Securities and Exchange Commission (“SEC”) a registration statement (including a prospectus) and a preliminary prospectus supplement to the prospectus for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and accompanying prospectus in that registration statement and other documents incorporated by reference or that the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting www.strategy.com.